Exhibit 10.8

FIRST AMENDMENT AND JOINDER TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

This First Amendment and Joinder to Revolving Credit, Term Loan and Security Agreement (the “Amendment”) is made this 30th day of December, 2011 among APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation (“ARCA”), APPLIANCE RECYCLING CENTERS OF AMERICA-CALIFORNIA, INC., a California corporation (“ARCA-CA”), ARCA CANADA INC., an Ontario, Canada corporation (“ARCA Canada”, together with ARCA and ARCA-CA collectively, the “Existing Borrowers” and each individually, an “Existing Borrower”), APPLIANCESMART, INC., a Minnesota corporation (“Joining Borrower”, together with Existing Borrowers and each Person joined as a borrower to the Credit Agreement (as defined below) from time to time, the “Borrowers”, and each a “Borrower”), certain financial institutions party to the Credit Agreement from time to time as lenders (the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, as agent and lender (“PNC”, in such capacity, “Agent”).

RECITALS

A.                                    The Borrowers, Lenders and PNC are parties to that certain Revolving Credit, Term Loan and Security Agreement dated as of January 24, 2011 (as the same may have been amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which PNC has made certain loans to, and extensions of credit for the account of, the Borrowers.  The Credit Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.”  All capitalized terms used not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement, as amended hereby

B.                                    ARCA has created a new subsidiary, Joining Borrower, and desires that Joining Borrower be joined as a Borrower to the Credit Agreement and be permitted to use proceeds of the Advances.

C.                                    The Borrowers have requested, and PNC has agreed, to (i) amend certain provisions of the Credit Agreement and (ii) join Joining Borrower as a co-Borrower under the Existing Financing Agreement, in each case subject to the terms and conditions of this Amendment.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.                                      Joinder.

(a)                            Upon the effectiveness of this Amendment, Joining Borrower joins in as, assumes the obligations and liabilities of, adopts the obligations, liabilities and role of, and becomes, a Borrower under the Loan Agreement and the Existing Financing Agreements.  All

references to Borrower or Borrowers contained in the Existing Financing Documents are hereby deemed for all purposes to also refer to and include Joining Borrower as a Borrower and Joining Borrower hereby agrees to comply with all terms and conditions of the Existing Financing Agreements as if Joining Borrower were an original signatory thereto.

(b)                            Without limiting the generality of the provisions of paragraph (a) above, Joining Borrower hereby becomes liable on a joint and several basis, along with all other Borrowers, for all Advances made by Lenders under the Existing Financing Agreements and all Obligations under the Existing Financing Agreements.

2.                                      Amendments to Credit Agreement.

(a)                            Loans.  As of the Effective Date, Section 7.5 of the Credit Agreement is amended and restated as follows:

7.5                          Loans.   Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate except (i) with respect to the extension of commercial trade credit in connection with the sale of Inventory in the Ordinary Course of Business, and (ii) Borrowers may make loans to the AAP Joint Venture (a) until June 30, 2012 in an amount not to exceed $800,000 outstanding at any time, (b) from July 1, 2012 through and including December 31, 2012 in an amount not to exceed $550,000 outstanding at any time, and (c) at all times thereafter, in an amount not to exceed $300,000 outstanding at any time.

3.                                      Amendments to Schedules   The Schedules to the Loan Agreement are hereby amended by deleting such Schedules in their entirety and substituting the respective Schedules attached hereto as Annex I in lieu thereof.

4.                                      Confirmation of Indebtedness.  Borrowers confirm and acknowledge that as of the close of business on December 30, 2011, Borrowers were indebted to Agent and Lenders (i) in the aggregate principal amount of $10,685,230 on account of Revolving Advances under the Credit Agreement, (ii) in the aggregate principal amount of $2,316,250 on account of the Term Loan, and (ii) $0 on account of undrawn Letters of Credit under the Credit Agreement, plus all fees, expenses and accrued but unpaid interest and in each case without any deduction, defense, setoff, claim or counterclaim, of any nature.

5.                                      Representations and Warranties.                Each Borrower, including without limitation Joining Borrower, hereby:

(a)                            represents and warrants that, subject to the amendment and restatement of the Schedules to the Loan Agreement as set forth in Section 3 above, all representations, warranties and schedules set forth in or annexed to the Loan Agreement and all of the other Existing Financing Agreements are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)                            reaffirms all of the covenants contained in the Credit Agreement as amended hereby and covenants to abide thereby until the satisfaction in full of the Obligations and the termination of the commitments of the Lenders under the Credit Agreement;

(c)                             represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)                            represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate or company action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its organizational documents or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)                             represents and warrants that this Amendment is valid, binding and enforceable against the Borrowers in accordance with its terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (whether enforcement is sought in equity or at law).

6.                                      Security Interest.  As security for the payment of the Obligations, and satisfaction by Borrowers of all covenants and undertakings contained in the Loan Agreement, the Other Documents and the Existing Financing Agreements, each Existing Borrower reconfirms the prior grant of the security interest in and first priority, perfected lien in favor of Agent for its benefit and the ratable benefit of each Lender, upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located, and Joining Borrower hereby assigns and grants in favor of Agent for its benefit and the ratable benefit of each Lender, a continuing first priority, perfected lien and security interest in and upon the Collateral of Joining Borrower, whether now owned or hereafter acquired or arising and wherever located.

7.                                      Conditions Precedent/Effectiveness Conditions.   This Amendment shall be effective upon Agent’s receipt of the following (each in form and substance satisfactory to Agent in its reasonable discretion):

(a)                            This Amendment fully executed by Borrowers and the Lenders;

(b)                            Agent shall have received Joining Borrower’s state certified Certificate of Formation or Incorporation and Operating Agreement or Bylaws, certified by an officer of Joining Borrower;

(c)                             Agent shall have received an incumbency certificate for Joining Borrower identifying all authorized officers with specimen signatures and authorizing resolutions of Joining Borrower authorizing the execution of this Amendment;

(d)                            Agent shall have received the results of Uniform Commercial Code, judgment and state and federal tax lien searches against Joining Borrower showing no Liens on any assets of Joining Borrower, other than Permitted Encumbrances;

(e)                             A good standing certificate for Joining Borrower dated not more than thirty (30) days prior to the date of this Amendment, issued by the Secretary of State of the State of Minnesota;

(f)                              Agent shall have receive the executed legal opinion of Mackall, Crounse & Moore, PLC, in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Amendment and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinion to Agent and Lenders;

(g)                             Agent shall have received, in form and substance satisfactory to Agent, evidence of Joining Borrower’s casualty insurance policies, together with loss payable endorsements on Agent’s standard form of loss payee endorsement naming Agent as lender loss payee, and evidence of Joining Borrower’s liability insurance policies, together with endorsements naming Agent as a co-insured;

(h)                            Agent shall have received such other documents as Agent or special counsel to Agent may reasonably request; and

(i)                                No Default or Event of Default shall have occurred and be continuing, both prior and after giving effect to the terms of this Amendment.

8.                                      Post Closing Conditions.    Borrowers shall deliver to Agent, by January 6, 2012, an amendment to the Collateral Pledge Agreement pursuant to which the Equity Interests of Joining Borrower are pledged to Agent as security for the Obligations, together with delivery of any certificates representing such Equity Interests and assignments or stock powers in blank;

9.                                      Further Assurances.   Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

10.                               Payment of Expenses.  Borrowers shall pay or reimburse Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

11.                               Reaffirmation of Credit Agreement.  Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended by this Amendment, and all other of the Other Documents are hereby reaffirmed and shall continue in full force and effect as therein written.

12.                               Miscellaneous.

(a)                            Third Party Rights.  No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)                            Loan Document.  This Amendment is an “Other Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Other Documents shall apply hereto.

(c)                             Headings.  The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(d)                            Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

(e)                             Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction

(f)                              Counterparts.   This Amendment may be executed in any number of counterparts and by facsimile, PDF or other electronic transmissions, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                             Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns.

[SIGNATURES TO APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

EXISTING BORROWERS:	APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

	By:	/s/ Edward R. Cameron
	Name:	Edward R. Cameron
	Title:	President & CEO

APPLIANCE RECYCLING CENTERS OF AMERICA-CALIFORNIA, INC.

	By:	/s/ Edward R. Cameron
	Name:	Edward R. Cameron
	Title:	President & CEO

ARCA CANADA, INC.

	By:	/s/ Edward R. Cameron
	Name:	Edward R. Cameron
	Title:	President & CEO

JOINING BORROWER:	APPLIANCESMART, INC.

	By:	/s/ Edward R. Cameron
	Name:	Edward R. Cameron
	Title:	President & CEO

AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

	By:	/s/ Timothy Canon
Timothy Canon, Vice President

200 S. Wacker Drive, Suite 600
Chicago, IL 60606

Commitment Percentage: 100%